                                  EXHIBIT 4.2

                                JUST TOYS, INC.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.


                            EXERCISABLE ON OR BEFORE
                    5:00 P.M., NEW YORK TIME, JUNE 26, 2001
No. WT

                              WARRANT CERTIFICATE

          This Warrant Certificate certifies that _____________, is the registered holder of ____ Warrants to purchase initially, at any time from June 27, 1996 until 5:00 p.m. New York time on June 26, 2001 ("Expiration Date"), one share of fully-paid and non-assessable share of common stock, $.01 par value per share ("Common Stock") of JUST TOYS, INC., a Delaware corporation (the "Company"), per Warrant at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $3.625 per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company. The Exercise Price and the number and type of securities issuable upon exercise of each Warrant is subject to adjustment as herein provided.

          No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to that certain asset purchase agreement dated as of January 22, 1996, as amended, (the "Asset Purchase Agreement") between the Company and Table Toys, Inc. and certain of its stockholders.

          Upon the occurrence of the events specified herein requiring the Exercise Price and the type and/or number of the Company's securities issuable upon exercise of a Warrant to adjusted, the Company will, at the request of the holder hereof, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and/or the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth herein.

          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     1.   Exercise of Warrant.  Each Warrant is exercisable at an initial
          -------------------
exercise price (subject to adjustment as provided in Section 5 hereof) per share of Common Stock payable by certified or official bank check in New York Clearing House funds payable to the order of the Company. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, at the Company's principle offices in New York (presently located at 50 West 23rd Street, Seventh Floor, New York, New York 10010) the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants). In the case of the exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrants not yet exercised

     2.   Issuance of Certificates.  Upon the exercise of a Warrant, the
          ------------------------
issuance of certificate(s) for shares of Common Stock (and/or other securities, properties or rights issuable upon the exercise of such Warrant), shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          The Warrant Certificates shall be executed on behalf of the Company by the manual or facsimile signature of the then Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary, Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     3.   Restriction On Transfer of Warrants.  The Holder of a Warrant
          -----------------------------------
Certificate, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, except (i) pursuant to an effective registration statement under the Securities Act of 1933, (ii) to the extent applicable, Rule 144 under such Act (or any similar rule under such Act) relating to the disposition of securities or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel for the company, that an exemption from registration under such Act is available.

     4.   Exercise Price.  The term "Exercise Price" herein shall mean the
          --------------
initial exercise price as adjusted from time to time as set forth herein. Except as otherwise provided in Section 5 hereof, the initial Exercise Price of each Warrant shall be $3.625 per share of Common Stock. The Exercise Price shall be adjusted as a result from time to time in accordance with the provisions of Section 5 hereof; provided, however, that the Adjusted Exercise price shall never be reduced below the par value of the Common Stock.

     5.   Adjustments to Exercise Price and Number of Shares.
          --------------------------------------------------

          5.1. Dividends and Reclassifications.  In case the Company shall at
               -------------------------------
any time declare a dividend or make a distribution on its Common Stock, subdivide, combine or reclassify the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, the Exercise Price shall forthwith be proportionately increased or decreased as of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification as the case may be.

          5.2. Adjustment in Number of Shares.  Upon each adjustment of the
               ------------------------------
Exercise Price pursuant to the provisions of this Section 5, the total number of shares of Common Stock issuable to each Holder upon the exercise of all Warrants held by such Holder shall be adjusted to the nearest full share of Common Stock by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of securities issuable upon exercise of the Warrants held by such Holder immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          5.3. Definition of Common Stock.  For the purpose of this agreement,
               --------------------------
the term "Common Stock" shall mean (i) the class of stock designated as common stock in the Certificate of Incorporation of the Company as may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

          5.4. Merger or Consolidation.  In case of any consolidation of the
               -----------------------
Company
with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or surviving such merger shall execute and deliver to the Holder a new or supplemental warrant certificate, as the case may be providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant certificate shall provide for adjustments which shall be substantially identical to the adjustments provided in Section 5. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

          5.5. Notice of Adjustment in Exercise Price.  Upon any adjustment of
               --------------------------------------
the Exercise Price or the securities to be issued upon Exercise of the Warrants pursuant to Section 5, the Company shall promptly thereafter cause to be given to each Holder by first-class mail, postage prepaid, written notice setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number and type of securities subject to the Warrants upon payment of the adjusted Exercise Price.

     6.   Exchange and Replacement of Warrant Certificates.  Each Warrant
          ------------------------------------------------
Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of shares of Common Stock and/or other securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     7.   Elimination of Fractional Interests.  The Company shall not be
          -----------------------------------
required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction to the nearest whole number of shares of Common Stock or other securities, properties or rights.

     8.   Reservation and Listing of Securities.  The Company shall at all times
          -------------------------------------
reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

     9.   Notice to Warrant Holders.  Nothing contained in this agreement shall
          -------------------------
be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                    (a) the Company shall take a record of the holders of its
               shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable thereon; or

                    (b) the Company shall offer to all the holders of its Common
               Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                    (c) a dissolution, liquidation or winding up of the Company
               (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as a entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, option or warrants, or any proposed dissolution, liquidation, winding up or sale.

     10.  Notices.
          -------

          All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                    (a) If to the registered Holder of the Warrants, to the
               address of such Holder as shown on the books of the Company; or

                    (b) If to the Company, to the address set forth in Section
                1 hereof or to such other address as the Company may designate by notice to the Holders.

     11.  Successors.  All the covenants and provisions of this agreement shall
          ----------
be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

     12.  Governing Law.  The Warrant Certificate and the rights of the Holder
          -------------
hereunder shall be construed in accordance with the laws of the State of Delaware without giving effect to the rules of said State governing the conflicts of laws.

     13.  Captions. The caption headings of the Sections of this Certificate are
          --------
for convenience of reference only and are not intended, nor should they be construed as, a part of this Certificate and shall be given no substantive effect.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of June 27, 1996

                                    JUST TOYS, INC.


[SEAL]                              By:_______________________________________
                                       Morton J. Levy, Chief Executive Officer

Attest:

______________________
Secretary

              [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3]

          The undersigned hereby irrevocably elects to exercise the right, represented by Warrant Certificate(s) No. _____, to purchase __________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Just Toys, Inc. in the amount of $__________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered as follows:

          Registered Holder                    Certificate and No. of Shares
          -----------------                    -----------------------------


          Name:________________________
          Address:______________________
                  ______________________
                  ______________________

          Fed. I.D. No.__________________

and that such Certificate(s) be delivered to __________ whose address is
__________.

Dated:________________

                                    Signature_________________________________
                                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate.)


                                    ____________________________________________
                                    (Insert Social Security or Other Identifying
                                    Number of Holder)

Signature Guaranteed
 (if certificate(s) being issued
 to someone other than
 the Holder)


____________________________

                              [FORM OF ASSIGNMENT]


            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)


 FOR VALUE RECEIVED _____________________ hereby sells, assigns and transfers unto



  (Please print name, address and Federal Identification Number of transferee)

___________________ Warrants of Just Toys, Inc. represented by Warrant Certificate No. _______, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:___________
                              Signature:________________________________________
                              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                              ____________________________________________
                              (Insert Social Security or Other Identifying
                              Number of Assignee)

 Signature Guaranteed

- --------------------------------------------------------------------------------